Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N‐1A of Emles AAA ABS ETF, Emles High Quality ABS ETF, and Emles Alpha Opportunities ETF, each a series of Emles Trust, under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

March 8, 2021

C O H E N & C OMP A N Y , L T D.

800.229.1099 | 866.818.4535 FAX | cohencpa.com

Registered with the Public Company Accounting Oversight Board